Exhibit 99(a)(7)

CERTIFICATE

The undersigned hereby certifies that she is the Secretary of Morgan Stanley Capital Opportunities Trust (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust duly adopted by the Trustees of the Trust on March 8, 2011 as provided in Section 9.3 of the Declaration of Trust of the Trust, said Amendment to take effect on March 31, 2011 and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

Dated this 8th day of March, 2011

/s/ Mary E. Mullin
Mary E. Mullin
Secretary

AMENDMENT

Dated:                                    March 8, 2011

To be Effective:                    March 31, 2011

TO

MORGAN STANLEY CAPITAL OPPORTUNITIES TRUST

DECLARATION OF TRUST

DATED

October 16, 1995

AMENDMENT TO THE DECLARATION OF TRUST OF

MORGAN STANLEY CAPITAL OPPORTUNITIES TRUST

WHEREAS, Morgan Stanley Capital Opportunities Trust (the “Trust”) was established by the Declaration of Trust dated October 16, 1995, as amended from time to time (the “Declaration”), under the laws of the Commonwealth of Massachusetts;

WHEREAS, Section 9.3 of the Declaration provides that the Trustees may amend the Declaration without the vote or consent of Shareholders to change the name of the Trust; and

WHEREAS, the Trustees of the Trust have deemed it advisable to redesignate the Trust as the Morgan Stanley Multi Cap Growth Trust, such change to be effective on March 31, 2011;

NOW, THEREFORE:

1.  Section 1.1 of Article I of the Declaration is hereby amended so that such Section shall read in its entirety as follows:

Section 1.1.  Name.  The name of the Trust created hereby is the Morgan Stanley Multi Cap Growth Trust and so far as may be practicable the Trustees shall conduct the Trust’s activities, execute all documents and sue or be sued under that name, which name (and the word “Trust” whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust.  Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name.

2.  Subsection (p) of Section 1.2 of Article I of the Declaration is hereby amended so that such Subsection shall read in its entirety as follows:

Section 1.2.  Definitions . . .

(p)  “Trust” means the Morgan Stanley Multi Cap Growth Trust.

3.  The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

4.  The undersigned hereby certify that this instrument has been duly adopted in accordance with the provisions of the Declaration.

5.  This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 8th day of March 2011.

/s/ Frank L. Bowman	/s/ Michael Bozic
Frank L. Bowman, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036	Michael Bozic, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036

/s/ Kathleen A. Dennis	/s/ Manuel H. Johnson
Kathleen A. Dennis, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036	Dr. Manuel H. Johnson, as Trustee, and not individually c/o Johnson Smick Group, Inc. 888 16th Street, N.W., Suite 740 Washington, D.C. 20006

/s/ James F. Higgins	/s/ Joseph J. Kearns
James F. Higgins, as Trustee, and not individually c/o Morgan Stanley Trust Harborside Financial Center, Plaza Two Jersey City, NJ 07311	Joseph J. Kearns, as Trustee, and not individually c/o Kearns & Associates LLC PMB754, 23852 Pacific Coast Highway Malibu, CA 90265

/s/ Michael F. Klein	/s/ Michael E. Nugent
Michael F. Klein, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036	Michael E. Nugent, as Trustee, and not individually c/o Triumph Capital, L.P. 445 Park Avenue New York, NY 10022

/s/ W. Allen Reed	/s/ Fergus Reid
W. Allen Reed, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036	Fergus Reid, as Trustee, and not individually c/o Joe Pietryka, Inc. 85 Charles Colman Blvd. Pawling, NY 12564

MA SOC     Filing Number: 201136562260     Date: 3/16/2011 2:21:00 PM

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:

March 16, 2011 02:21 PM

/s/ WILLIAM FRANCIS GALVIN

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth